  Exhibit 10.5

CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT

It is hereby agreed by and between you, Kimberly Boren (for yourself, your spouse, family, agents and attorneys) (jointly, “You” or “Employee”), and AutoWeb, Inc. “Company”), as follows:

1. Separation of Employment. You acknowledge that your employment with the Company ended effective April 12, 2018 (“Employment Termination Date”) by reason of your voluntary resignation and that You will perform no further duties, functions or services for the Company subsequent to the Employment Termination Date (other such transition consulting services to be provided by you pursuant to the Consulting Services Agreement referred to below), and that your last day of employment with the Company was the Employment Termination Date.

2. Release Consideration. In exchange for and in consideration of your promises and obligations in this Confidential Separation and Release Agreement (“Release”), including the release of claims set forth below, if You sign and do not revoke this Release and this Release becomes effective, and subject to your compliance with the terms of this Release, the Company will enter into the Consulting Services Agreement attached hereto as Exhibit A (“Consulting Agreement”), which provides for the Consulting Consideration set forth on the Consulting Services Schedule to the Consulting Agreement.

3. Acknowledgement of Receipt of Amounts Due. You acknowledge and agree that You have received all, and that the Company does not owe You any additional, payments, benefits or other compensation as a result of your employment with the Company or your separation from employment with the Company, including, but not limited to, wages, commissions, bonuses, vacation pay, severance pay, expenses, fees, or other compensation or payments of any kind or nature.

4. Return of Company Property. You represent and warrant that You have returned to the Company any and all documents, software, equipment (including, but not limited to, computers and computer-related items), and all other materials or other things in your possession, custody, or control which are the property of the Company, including, but not limited to, Company identification, keys, computers, cell phones, and the like, wherever such items may have been located; as well as all copies (in whatever form thereof) of all materials relating to your employment, or obtained or created in the course of your employment with the Company. You hereby represent that, other than those materials You have returned to the Company pursuant to this Section 4, You have not copied or caused to be copied, and have not transferred or printed-out or caused to be transferred or printed-out, any software, computer disks, e-mails or other documents other than those documents generally available to the public, or retained any other materials originating with or belonging to the Company. You further represent that You have not retained in your possession, custody or control, any software, documents or other materials in machine or other readable form, which are the property of the Company, originated with the Company, or were obtained or created in the course of or relate to your employment with the Company. The parties acknowledge that You have in your possession a Company laptop computer as provided for in, and subject to the terms and conditions of, the Consulting Agreement.

5. Confidentiality and Non-Solicitation/Interference.

(a) You shall keep confidential, and shall not hereafter use or disclose to any person, firm, corporation, or other entity, in whole or in part, at any time in the future, any trade secret, proprietary information, or confidential information of the Company, including, but not limited to, information relating to trade secrets, processes, methods, pricing strategies, customer lists, marketing plans, product introductions, advertising or promotional programs, sales, financial results, financial records and reports, regulatory matters and compliance, and other confidential matters, except as required by applicable law, rule, regulation, legal process or order and as necessary for compliance purposes. These obligations are in addition to the obligations set forth in any confidentiality or non-disclosure agreement between You and the Company, including, without limitation, that certain Employee Confidentiality Agreement dated as of April 26, 2010, which shall survive and remain binding on You after the Employment Termination Date. The parties understand that You may have trade secret, proprietary information or confidential information of the Company related to certain proposed acquisitions or other transactions on your personal electronic devices. You acknowledge that any trade secrets, proprietary information or confidential information remains subject to your confidentiality obligations to the Company and that you remain responsible for maintaining the confidentiality of the Company’s trade secrets, proprietary information or confidential information. You will use all reasonable efforts to delete all Company trade secrets, proprietary information or confidential information from your personal electronic devices.

(b) Unless required by applicable law, rule, regulation, legal process or order or to enforce this Release, Employee shall not disclose the existence of the Release or this Release or the underlying terms to any third party, including without limitation, any former, present or future employee of the Company, other than to Employee’s immediate family who have a need to know such matters or to Employee’s tax or legal advisors who have a need to know such matters. If Employee does disclose this Release, or any of its terms to any of Employee’s immediate family or tax or legal advisors, then Employee will inform them that they also must keep the existence of this Release and it terms confidential. The Company may disclose the existence or terms of this Release and its terms and may file this Release as exhibits to its public filings if it is required to do so under applicable law, rule, regulation or order.

6. Unconditional General Release of Claims.

(a) In consideration for the entering into the Consulting Agreement as provided for in Section 2, and notwithstanding the provisions of Section 1542 of the Civil Code of California, You unconditionally release and forever discharge the Company, and the Company’s current, former, and future controlling shareholders, subsidiaries, affiliates, related companies, predecessor companies, divisions, directors, trustees, officers, employees, agents, attorneys, successors, and assigns (and the current, former, and future controlling shareholders, directors, trustees, officers, employees, agents, and attorneys of any such subsidiaries, affiliates, related companies, predecessor companies, and divisions) (all of the foregoing released persons or entities being referred to herein collectively as “Releasees”), from any and all known and unknown claims, complaints, demands, actions, suits, causes of action, obligations, damages and liabilities of whatever kind or nature, whether known or unknown and regardless of whether the knowledge thereof would have materially affected your agreement to release the Company hereunder, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date of execution of this Release, including, but not limited to, claims that arise out of or in any way relate to your employment or your separation from employment with the Company.

(b) You acknowledge and agree that the foregoing unconditional and general release includes, but is not limited to, (i) any claims for salary, bonuses, commissions, equity, compensation (except as specified in this Release), wages, penalties, premiums, severance pay, vacation pay or any benefits under the Employee Retirement Income Security Act of 1974, as amended; (ii) any claims of harassment, retaliation or discrimination; (iii) any claims based on any federal, state or governmental constitution, statute, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act (“ADEA”), the Americans With Disabilities Act, Section 1981 of the Civil Rights Act of 1866, the California Fair Employment and Housing Act, the California Family Rights Act, the Family and Medical Leave Act, the California Constitution, the California Labor Code, the California Industrial Welfare Commission Wage Orders, the California Government Code, and the Worker Adjustment and Retraining Notification Act; (iv) whistleblower claims, claims of breach of implied or express contract, breach of promise, misrepresentation, negligence, fraud, estoppel, defamation, infliction of emotional distress, violation of public policy, wrongful or constructive discharge, or any other employment-related tort, and any claims for costs, fees, or other expenses, including attorneys’ fees; and (v) any other aspect of your employment or the termination of your employment.

(c) For the purpose of implementing a full and complete release, You expressly acknowledge and agree that this Release resolves all claims You may have against the Company and the Releasees as of the date of this Release, including but limited to claims that You did not know or suspect to exist in your favor at the time of the execution of this Release. You expressly waive any and all rights which You may have under the provisions of Section 1542 of the California Civil Code or any similar state or federal statute. Section 1542 provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

(d) You hereby certify that You have not experienced a job-related illness or injury for which You have not already filed a claim.

(e) This general release does not waive or release rights or claims arising after You sign this Release, including claims to enforce this Release.

7. Covenant Not to Sue. A “covenant not to sue” is a promise not to sue in court. This covenant differs from a general release of claims in that, besides waiving and releasing the claims covered by this Release, You represent and warrant that You have not filed, and agree that You will not file, or cause to be filed or maintained, any judicial complaint, lawsuit or demand for arbitration involving any claims You have released in this Release, and You agree to withdraw any judicial complaints, lawsuits or demands for arbitration You have filed, or were filed on your behalf, prior to the effective date of this Release. Still, You may sue to enforce this Release. You agree if You breach this covenant, then You must pay the legal expenses incurred by any Releasee in defending against your suit, including reasonable attorneys’ fees, or, at the Company’s option, return everything paid to You under this Release.

In that event, the Company shall be excused from making any further payments owed to You under paragraph 2 of this Release. Furthermore, You give up all rights to individual damages in connection with any administrative or court proceeding with respect to your employment with or termination of employment from, the Company. You also agree that if You are awarded money damages, You will assign your right and interest to such money damages (i) in connection with an administrative charge, to the relevant administrative agency; and (ii) in connection with a lawsuit or demand for arbitration, to the Company.

8. Cooperation With Company. You agree to assist and cooperate (including, but not limited to, providing information to the Company and/or testifying truthfully in a proceeding) in the investigation and handling of any internal investigation, governmental matter, or actual or threatened court action, arbitration, administrative proceeding, or other claim involving any matter that arose during the period of your employment. You shall be reimbursed for reasonable expenses actually incurred in the course of rendering such assistance and cooperation. Your agreement to assist and cooperate shall not affect in any way the content of information or testimony provided by You.

9. No Reemployment. You agree not to seek employment in the future with any Releasee. You acknowledge and agree that the Company has no obligation to employ You or offer You employment in the future and You shall have no recourse against the Company if it refuses to employ You or offer You employment. If You do seek re-employment, then this Release shall constitute sufficient cause for the Company to refuse to re-employ You.

10. No Admission of Liability. This Release does not constitute an admission that the Company or any other Releasee has violated any law, rule, regulation, contractual right or any other duty or obligation.

11. Severability. Should any provision of this Release be declared or be determined by any court or arbitrator to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and said illegal or invalid part, term, or provision shall be deemed not to be part of this Release.

12. Governing Law. This Release is made and entered into in the State of California and shall in all respects be interpreted, enforced, and governed under the law of that state, without reference to conflict of law provisions thereof.

13. Interpretation. The language of all parts in this Release shall be construed as a whole, according to fair meaning, and not strictly for or against any party. The captions and headings contained in this Release are for convenience only and shall not control the meaning, effect, or construction of this Release.

14. Knowing and Voluntary Agreement. You have carefully reviewed this Release and understand the terms and conditions it contains. By entering into this Release, You are giving up potentially valuable legal rights. You specifically acknowledge that You are waiving and releasing any rights You may have under the ADEA. You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which You were already entitled. You acknowledge that You are signing this Release knowingly and voluntarily and intend to be bound legally by its terms.

15. Protected Rights.

(a) An individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order

(b) You understand that nothing contained in this Agreement or in the Confidentiality Agreement limits your ability to file a charge or complaint with the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission ("Government Agencies"). You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agencies.

16. Entire Agreement. You hereby acknowledge that no promise or inducement has been offered to You, except as expressly stated in this Release and You are relying upon none. This represents the entire agreement between You and the Company with respect to the subject matter hereof, and supersedes any other written or oral understandings between the parties pertaining to the subject matter hereof and may only be amended or modified with the prior written consent of You and the Company.

17. Arbitration. Any controversy or claim arising out of, or related to, this Release, or the breach thereof, shall be governed by the terms of the Arbitration Agreement (as defined in the Severance Benefits Agreement).

18. Period for Review and Consideration/Revocation Rights. You understand that You have twenty-one (21) days after this Release has been delivered to You by the Company to decide whether to sign this Release, although You may sign this Release at any time within the twenty-one (21) day period. If You do sign it, You also understand that You will have an additional seven (7) days after the date You sign this Release to change your mind and revoke this Release, in which case a written notice of revocation must be delivered to the Company’s Chief Legal Officer, AutoWeb, Inc., 18872 MacArthur Blvd. Suite 200, Irvine, California 92612-1400, on or before the seventh (7th) day after you sign this Release (or on the next business day if the seventh calendar day is not a business day). You understand that this Release will not become effective or enforceable until after that seven (7) day period has passed. If You revoke this Release, this Release shall not be effective or enforceable as to any rights You may have under this Release. In the event that You revoke this Release, You will not be entitled to the payments specified in Paragraph 2.

19. Advice of Attorney and Tax Advisor. Employee acknowledges that: (i) the Company has advised Employee to consult with an attorney and/or tax advisor of Employee’s choosing (and at Employee’s own cost and expense) before executing this Release, and (ii) Employee is not relying upon the Company for, and the Company has not provided, legal or tax advice to Employee in connection with this Release. It is the responsibility of Employee to seek independent tax and legal advice with regard to the tax treatment of this Release and the payments and benefits that may be made or provided under this Release and any other related matters. Employee acknowledges that Employee has had a reasonable opportunity to seek and consider advice from Employee’s attorney and tax advisors.

PLEASE READ CAREFULLY. THIS RELEASE INCLUDES A GENERAL RELEASE OF ALL CLAIMS, KNOWN AND UNKNOWN. YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS RELEASE THAT ARE NOT AGREED UPON BY THE COMPANY IN WRITING. ANY CHANGES SHALL CONSTITUTE A REJECTION OF THIS RELEASE BY EMPLOYEE.

Dated June 1, 2018	/s/ Kimberly Boren
Kimberly Boren

AUTOWEB, INC.

Dated June 11, 2018	By:	/s/ Glenn E. Fuller
Glenn E. Fuller
EVP, Chief Legal and Administrative Officer and Secretary

Exhibit A
Form of Consulting Services Agreement

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”) is entered into effective as of the effective date set forth on the signature page to this Agreement (“Effective Date”) by and between AutoWeb, Inc., a Delaware corporation (“Company”), and the individual identified as the consultant on the signature page to this Agreement (“Consultant”).

Background

The Company is engaged in the business of providing internet marketing services for the automotive industry. Consultant was formerly employed by the Company as its EVP, Chief Financial Officer and voluntarily resigned her positions at, and employment with, the Company and its affiliated entities effective as of April 12, 2018 (“Employment Termination Date”) in order to take a position with another company. The Company wishes to engage Consultant to provide the transition services described herein on a consulting basis, and Consultant wishes to be engaged to provide such transition services.

In consideration of the covenants and agreements set forth herein, the parties hereto agree as follows.

ARTICLE I
CONSULTING SERVICES

1.1 Consulting Services. The Company hereby engages Consultant to perform the transition services (“Consulting Services”) set forth on the Consulting Services Schedule attached hereto as Exhibit A (“Consulting Services Schedule”), and Consultant hereby accepts the engagement, upon the terms and conditions hereinafter set forth. The parties acknowledge that in deciding to engage Consultant, the Company has relied solely on the experience, expertise and reputation of Consultant. All Consulting Services are to be provided solely by the Consultant and no other employees of or contractors for Consultant.

1.2 Term. The engagement of Consultant hereunder shall commence effective as of the Effective Date and shall continue until the first anniversary of the Effective Date (“Agreement Expiration Date”). This Agreement may be terminated prior to the Agreement Expiration Date (i) by Consultant for any reason, with or without cause, upon thirty (30) days prior written notice to Company; or (ii) by either party by reason of a material breach of this Agreement by the other party upon thirty (30) days prior written notice detailing the breach by the breaching party and breaching party fails to cure such breach within thirty (30) days following such written notice. The period commencing with the Effective Date and ending on the earlier of (i) the Agreement Expiration Date and (ii) the effective date of any termination of this Agreement by a party prior to the Agreement Expiration Date in accordance with the provisions of this Section 1.2 is referred to herein as the “Consulting Term.” The provisions of Sections 1.5, Articles III and IV shall survive any termination of this Agreement.

1.3 Standards of Care and Conduct. In the performance of the Consulting Services under this Agreement, Consultant shall adhere to those fiduciary standards, ethical practices and standards of care and competence which are customary for professionals rendering consulting and advisory services of the type provided for in this Agreement. In performing the Consulting Services, Consultant shall comply with (i) all applicable laws, rules, regulations and order; (ii) reasonable instructions and directions from the Company; and (iii) the Company’s Code of Conduct and other similar policies. Consultant shall avoid engaging in any consulting, employment or other business arrangements with third parties that may constitute or give rise to a conflict of interest with respect to the Company’s engagement of Consultant or in the provision of the Consulting Services. Consultant represents and warrants to the Company that Consultant currently does not have any such arrangements that constitute or may give rise to a conflict of interest, and Consultant shall disclose to Company any proposed arrangements that constitute or may give rise to a conflict of interest conflicts of interest prior to entering into any such arrangement. The Company may at its discretion (i) request Consultant to terminate any arrangement that the Company believes does or may constitute a conflict of interest for Consultant in connection with Consultant’s engagement by the Company or in the

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performance of the Consulting Services; or (ii) if Consultant does not terminate such arrangement, terminate this Agreement. Consultant represents and warrants that Consultant’s entering into this Agreement and performing the Consulting Services will not conflict with or constitute a breach of any other agreements or obligations Consultant has with or to any third party.

1.4 Independent Contractor.

(a) Consultant will perform all Consulting Services as an independent contractor and not as an employee of the Company. Consultant acknowledges and agrees that Consultant is a self-employed independent contractor and that nothing in this Agreement shall be considered to create an employer-employee relationship between the Company and Consultant. Consultant is not eligible to receive and will not receive or participate in any compensation or employee benefit plans or arrangements of any type in which employees of the Company may participate, including but not limited to, any (i) retirement, pension, savings, profit-sharing or other similar plans or arrangements; (ii) any stock option, stock purchase or other equity participation plans or arrangements; (iii) any long- term or short-term bonus or other compensation plans or arrangements; (iv) sick pay, paid non-working holidays, or paid vacations or leave days; (v) overtime; (vi) any life, accident, disability, health or dental insurance or reimbursement plans or arrangements; and (vii) workers’ compensation. If Consultant is found, by a court of competent jurisdiction to be an “employee” of the Company, notwithstanding the foregoing, and to the extent permitted by applicable law, rule, regulation or order, Consultant voluntarily waives any and all rights, if any, to all such compensation or benefits.

(b )  As an independent contractor, Consultant is solely responsible for the payment of any and all self-employment taxes and/or assessments imposed on account of the payment of compensation to, or the performance of the Consulting Services by, Consultant pursuant to this Agreement, including, without limitation, any state, federal or foreign unemployment insurance tax, income tax, Social Security (FICA) payments, and disability insurance taxes. The Company shall not, by reason of Consultant's status as an independent contractor and the representations contained herein, make any withholdings or payments of said taxes or assessments with respect to compensation paid Consultant hereunder; provided, however, that if required by law or any governmental agency, the Company shall withhold any such taxes or assessments from the compensation due Consultant, and any such withholding shall be for Consultant's account and shall not be reimbursed by the Company to Consultant. Consultant expressly agrees to treat any compensation earned under this Agreement as self-employment income for federal and state tax purposes, and to make all payments of federal and state income taxes, unemployment insurance taxes, and disability insurance taxes as, when, and to the extent the same may become due and payable with respect to such self- employment compensation earned under this Agreement.

(c )  Consultant is not an agent of the Company. Unless otherwise directed by the Company in writing, Consultant is not authorized to (i) waive any right or to incur, assume, or create any debt, obligation, contract, or release of any kind whatsoever in the name or on behalf of the Company or any affiliated entity nor (ii) to hold Consultant out as an employee or agent of the Company or any affiliated entity or to make any statement or representation that Consultant has any such authority.

(d )  Consultant shall maintain adequate general liability, errors and omissions and other insurance covering Consultant as required by applicable law, rule or regulation (e.g., workers’ compensation).

(e )  Consultant represents and warrants to the Company that Consultant is authorized to provide the Consulting Services under applicable laws, rules and regulations.

(f )  Consultant shall comply with all applicable laws, rules and regulations in the performance of the Consulting Services, and on request, Consultant shall furnish the Company with appropriate assurances or certificates of compliance.

(e )  Consultant shall retain the right to determine the method, details and means of performing the Consulting Services.

1.5 Indemnification.

(a )  Each party to this Agreement will defend, indemnify and hold harmless the other party and each  of its parent com

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(b )  If a party entitled to indemnification under this Section 1.5 (an “Indemnified Party”) makes an indemnification request to the other party, the Indemnified Party shall permit the other party (the “Indemnifying Party”) to control the defense and disposition or settlement of the matter at its own expense; provided, however, that the Indemnifying Party may not enter into any settlement thereof with the Indemnified Party’s prior written consent (not to be unreasonably withheld or delayed) unless the Indemnified Party is fully and unconditionally released from such claims without any admission of liability and the Indemnified Party is not subject to any injunctive or other equitable relief or other obligations. The Indemnified Party shall be permitted to participate in such defense and represent itself at its own expense with counsel of its own choosing. The Indemnified Party shall notify the Indemnifying Party promptly of any claim for which Indemnifying Party is responsible and shall cooperate with the Indemnifying Party in every commercially reasonable way to facilitate defense of any such claim; provided that the Indemnified Party’s failure to notify Indemnifying Party shall not diminish Indemnifying Party’s obligations under this Section 1.5 except to the extent that Indemnifying Party is materially prejudiced as a result of such failure.

ARTICLE II
CONSULTING CONSIDERATION AND EXPENSES

2.1 Consulting Consideration. In consideration for the performance of the Consulting Services, Consultant shall receive the consideration set forth on the Consulting Services Schedule (“Consulting Consideration”).

2.2 Expenses. Except as may otherwise be set forth on the Consulting Services Schedule, (i) the Consulting Consideration includes any and all costs, fees and expenses which may be incurred by Consultant in its performance of the Consulting Services; and (ii) Consultant shall not be reimbursed for any costs or expenses unless authorized by the Company in writing in advance of Consultant incurring the costs, fees or expenses. As to expenses for which the Company will reimburse Consultant as set forth on the Consulting Services Schedule, the Company shall pay or reimburse Consultant for all reasonable and authorized business expenses incurred by Consultant while engaged under this Agreement so long as said expenses have been incurred for and promote the business of the Company and are normally and customarily incurred by consultants performing similar consulting services in the same or similar market. As a condition to reimbursement under this Section 2.2, Consultant shall furnish to the Company adequate records and other documentary evidence required by federal and state statutes and regulations for the substantiation of each expenditure. Consultant must submit proper documentation for each such expense within thirty (30) days after the date that Consultant incurs such expense, and the Company will reimburse Consultant for all eligible expenses within thirty (30) days thereafter. Consultant acknowledges and agrees that failure to furnish the required documentation may result in the Company denying all or part of the expense for which reimbursement is sought.

2.3 Payments. Payment of approved costs and expenses shall be made on a monthly basis in accordance with the Company’s customary accounts payable practice.

2.4 Reporting. Concurrently with the execution and delivery of this Agreement, the Consultant has provided Company with a completed IRS Form W-9 for Consultant. The Company will provide Consultant with an IRS Form 1099 each year reflecting the payments made to Consultant under this Agreement.

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ARTICLE III
CONFIDENTIALITY AND PROPRIETARY RIGHTS

3.1 Confidential Information.

(a )  Consultant acknowledges and agrees that the Company has developed and uses and will develop and use Confidential Information and that Consultant will have access to and will participate in the creation or development of Confidential Information in the performance of the Consulting Services. All Confidential Information shall be and remain the sole property of the Company notwithstanding that Consultant may participate in the creation or development of the Confidential Information. For purposes of this Agreement, the term “Confidential Information” shall mean all Company business methods, techniques, plans, and know-how; budgets, financing and accounting techniques and projections; advertising, proposals, applications, marketing materials and concepts; customer files and other non-public information regarding customers; methods for developing and maintaining business relationships with customers, suppliers, vendors, and partners; customer and prospect lists; procedure manuals; employees and personnel information.

(b )  Consultant shall maintain the confidentiality of the Confidential Information and shall not

(i )  disclose to any other person or entity Confidential Information in any manner or for any purpose; or (ii) use Confidential Information in any manner or for any purpose which is directly or indirectly in competition with or injurious or adverse to the Company.

(c )  Upon termination of this Agreement for any reason, Consultant will promptly surrender to the Company all copies of Confidential Information in Consultant's possession or under Consultant's control, whether any such Confidential Information was prepared by Consultant or by others.

(d )  The obligations of Consultant under this Section 3.1 shall continue during the term of this Agreement and for a period of three (3) years after termination of this Agreement; provided that in the case of Confidential Information constituting trades secrets, the obligations shall continue for as long as such Confidential Information remains trade secrets.

3.2 Ownership of Intellectual Property.

(a) )  (i) All Intellectual Property, whether or not patentable or copyrightable, made, conceived, written, developed or first reduced to practice by Consultant, whether solely or jointly with others, during the period of Consultant's engagement by the Company under this Agreement or prior to the Effective Date and which result from the performance of the Consulting Services or similar services performed for the Company or any predecessor company or business, shall be the sole and exclusive property of the Company. To the extent Consultant may retain any interest in any such Intellectual Property by operation of law or otherwise, Consultant hereby irrevocably assigns and transfers to the Company all of Consultant's entire right, title and interest in and to all such Intellectual Property. All copyrights and copyrightable material shall be deemed works for hire, and the Company shall have all right, title and interest in such material, including all moral rights, and shall be the author thereof for all purposes under applicable copyright laws. For purposes of this Agreement, the term “Intellectual Property” shall mean all inventions, improvements, discoveries, ideas, designs, software, trademarks, trade names, copyrights and copyrightable subject matter, patents, know-how, mask works, programs, documents, data, trade secrets and Confidential Information.

(ii )  Without limiting the generality of the forgoing provisions of this Section 3.2(a), all articles, documents, reports, manuals, programs, software or computer programs and components thereof, and any other deliverables or work products arising from or related to the Consulting Services or similar services or similar services performed for the Company or any predecessor company or business prior to the Effective Date (“Materials”) developed or authored by Consultant for the Company under this Agreement or under the provision of similar services performed for the Company or any predecessor company or business prior to the Effective Date, are to be considered Works Made for Hire as that term is defined in Section 101 of the Copyright Act (17 U.S.C. §101) and are and shall be the sole and exclusive property of the Company. Consultant agrees that any and all proprietary rights to the Materials developed hereunder or prior to the Effective Date, including, but not limited to, patent, copyright, trademark and trade secret rights, to the extent they are available, are the sole and exclusive property of the Company, free from any claim or retention of rights thereto on the part of Consultant or any employee or agent of Consultant, as of the Effective Date of this Agreement.

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(b )  To the extent that any Materials or Intellectual Property developed, authored, created or produced under this Agreement or under the provision of similar services performed for the Company or any predecessor company or business prior to the Effective Date may not be considered Works Made for Hire, or to the extent that Section 3.2(a)(i) or Section 3.2(a)(ii), is declared invalid either in substance or purpose, in whole or in part, Consultant hereby assigns and agrees to irrevocably assign, transfer, grant, convey and relinquish exclusively to the Company, any and all of Consultant’s right, title and interest, including ownership of copyright and/or patent rights to any material developed by Consultant under this Agreement or under the provision of similar services performed for the Company or any predecessor company or business prior to the Effective Date without consideration beyond the mutual promises set forth in this Agreement and the payment of fees as provided for by this Agreement. All right, title and interest of every kind and nature, whether now known or unknown, in and to the copyrights, patents, ideas and creations created, written and developed by either Consultant or the Company in the course of providing the Consulting Services under and pursuant to this Agreement or under the provision of similar services performed for the Company or any predecessor company or business prior to the Effective Date, shall be the exclusive property of the Company for any and all purposes and uses, and Consultant shall have no right, title or interest of any kind or nature in or to such material. As part of this Agreement, Consultant agrees to do all things necessary to protect this assignment, including but not limited to, executing an assignment of Consultant’s copyright and/or patent interests in the Material and Intellectual Property created, authored and/or developed pursuant to this Agreement or under the provision of similar services performed for the Company or any predecessor company or business prior to the Effective Date.

(c )  Consultant represents and warrants that all Materials and Intellectual Property produced under this Agreement or under the provision of similar services performed for the Company or any predecessor company or business prior to the Effective Date were and shall be of original authorship by Consultant or that Consultant has the legal right to convey the entire right, title and interest in such Materials and Intellectual Property as is contemplated by this Agreement. Consultant further represents and warrants no other person, firm, corporation or entity has any rights or interest in the Materials and Intellectual Property Consultant submits or has submitted to the Company or under the provision of similar services performed for the Company or any predecessor company or business prior to the Effective Date. Consultant further warrants that its execution and performance of this Agreement, including, but not limited to, the tangible or intangible products produced as a result of it, shall not infringe upon or violate any patent, copyright, trade secret or other proprietary right of any third party and shall not constitute a defamation or invasion of the right of privacy or publicity.

(d )  Consultant hereby appoints the Company, for the period of Consultant's engagement by the Company, and for five years thereafter, as Consultant's attorney-in-fact for the purpose of executing, in Consultant's name and on Consultant's behalf, such instruments or other documents as may be necessary to transfer, confirm and perfect in the Company the rights Consultant has granted to the Company pursuant to this Section 3.2.

(e )  Consultant will assist the Company to obtain for its own benefit patents, copyrights and/or trademarks thereon in any and all jurisdictions as may be designated by the Company, and Consultant will execute when requested, patent, trademark and/or copyright applications and assignments thereof to the Company or persons designated by the Company, and any other lawful documents deemed necessary by the Company to carry out the purposes of this Agreement. Consultant will further assist the Company in every way to enforce any patents, copyrights, trade secrets, and other intellectual property rights of the Company, including, without limitation, testifying in any suit or proceeding involving any of the Intellectual Property or executing any documents deemed necessary by the Company, all without further consideration, but at the expense of the Company.

(f )  The obligations and undertakings stated in this Section 3.2 shall continue beyond the termination of Consultant's engagement by the Company, but if Consultant is called upon to render such assistance after the termination of Consultant's engagement, then Consultant shall be entitled to a reasonable per diem fee in addition to reimbursement of any out-of-pocket expenses incurred at the request of the Company.

3.3 Prohibition on Interference with Relationships. During the term of this Agreement and for a period of one (1) year thereafter, Consultant shall not, directly or indirectly, without the Company's prior written consent, solicit any person or entity having contractual or other business relationships with the Company, including without limitation, any customer or client, lessee, supplier, business partner or independent contractor, for the purpose of having such person or entity terminate or modify such person's or entity's contractual and/or business relationship with the Company, nor shall Consultant interfere with any of such contractual or business relationships.

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3.4 Prohibition on Solicitation of Company Employees. During the term of this Agreement and for a one (1)-year period following termination or expiration of this Agreement, Consultant will not directly or indirectly, without the Company's prior written consent, (i) solicit or recruit any of the Company's employees to leave the employ of the Company; or (ii) hire as an employee or engage as an independent contractor, any employee of the Company.

3.5 Covenants Reasonable. The parties hereto agree that the nature and duration of the covenants set forth in this Article III are reasonable under the circumstances. In the event any court or arbitrator determines that the nature of any covenant or the duration of any covenant, or both, are unreasonable and to that extent is unenforceable, the parties agree that such covenant shall remain in full force and effect to the greatest extent and duration as would not render the covenant unenforceable.

3.6 Cooperation and Assistance. Consultant agrees to reasonably assist and cooperate (including, but not limited to, providing information to the Company and/or testifying in a proceeding) in the investigation and handling of any internal investigation, legislative matter, or actual or threatened court action, arbitration, administrative proceeding, or other claim involving any matter that arose during Consultant’s period of employment by the Company or during the Term of this Agreement. Consultant’s agreement to assist and cooperate shall not affect in any way the content of information or testimony provided by Consultant.

3.7 Right to Injunctive and Equitable Relief. Consultant's obligations under this Article III are of a special and unique character which gives them a special value to the Company. The Company cannot be reasonably or adequately compensated in damages in an action at law in the event Consultant breaches such obligations. Therefore, Consultant expressly agrees that the Company shall be entitled to injunctive and other equitable relief in the event of such breach in addition to any other rights or remedies which the Company may possess at law or in equity. The obligations of Consultant and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights or remedies created by applicable law, including without limitation, applicable copyright and patent laws and laws relating to misappropriation or theft of trade secrets or confidential information.

ARTICLE IV
GENERAL PROVISIONS

4.1 Notices. Any notice required or permitted under this Agreement will be considered to be effective in the case of (i) certified mail, when sent postage prepaid and addressed to the party for whom it is intended at its address of record, three (3) days after deposit in the mail; (ii) by courier or messenger service, upon receipt by recipient as indicated on the courier's receipt; or (iii) upon receipt of an Electronic Transmission by the party that is the intended recipient of the Electronic Transmission. The record addresses, facsimile numbers of record, and electronic mail addresses of record for the parties are set forth below, for the Company, or on the Consulting Services Schedule, for Consultant and may be changed from time to time by notice from the changing party to the other party pursuant to the provisions of this Section 4.1.

If to the Company:

AutoWeb, Inc.
18872 MacArthur Blvd., Suite 200
Irvine, California 92612-1400
Attention: Legal Department
Facsimile No.: 949.862.1323

If to Consultant: As set forth on the Consulting Services Schedule

For purposes of this Section 4.1, "Electronic Transmission” means a communication (i) delivered by facsimile, telecommunication or electronic mail when directed to the facsimile number of record or electronic mail address of record, respectively, which the intended recipient has provided to the other party for sending notices pursuant to this Agreement and (ii) that creates a record of delivery and receipt that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

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4.2 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, this Agreement is not intended by the parties to supersede, and does not supersede, any prior or contemporaneous agreements or understandings entered into by the parties in connection Consultant’s prior employment with the Company or the termination of such employment, including without limitation that certain Employee Confidentiality Agreement dated as of April 26, 2010 between Company and Consultant, that certain Mutual Agreement To Arbitrate dated April 26, 2010 between Company and Consultant and that certain Confidential Separation and Release Agreement dated as of the Effective Date between Company and Consultant, all of which agreements remain in full force and effect in accordance with their terms.

4.3 Modifications, Amendments, Waivers and Extensions. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived or extensions of time for performance granted, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. No waiver of any default or breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding default or breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

4.4 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

4.5 Partial Invalidity. Any provision of this Agreement which is found to be invalid or unenforceable by any court in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, and the invalidity or unenforceability of such provision shall not affect the validity or enforceability of the remaining provisions hereof.

4.6 Dispute Resolution, Forum.

(a) The parties consent to and agree that any dispute or claim arising hereunder shall be submitted to binding arbitration in Orange County, California, and conducted in accordance with the Judicial Arbitration and Mediation Service (“JAMS”) rules of practice then in effect or such other procedures as the parties may agree in writing, and the parties expressly waive any right they may otherwise have to cause any such action or proceeding to be brought or tried elsewhere. The parties hereunder further agree that (i) any request for arbitration shall be made in writing and must be made within a reasonable time after the claim, dispute or other matter in question has arisen; provided however, that in no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable statue(s) of limitations; (ii) the appointed arbitrator must be a former or retired judge or attorney at law with at least ten (10) years experience in commercial matters; (iii) costs and fees of the arbitrator shall be borne by both parties equally, unless the arbitrator or arbitrators determine otherwise; (iv) depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings; and (v) the award or decision of the arbitrator, which may include equitable relief, shall be final and judgment may be entered on such award in accordance with applicable law in any court having jurisdiction over the matter.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) The parties acknowledge and agree that money damages may not be a sufficient remedy for a breach of certain provisions of this Agreement, including but not limited to, Article III, and accordingly, a non- breaching party may be entitled to specific performance and injunctive relief as remedies for such violation. Accordingly, notwithstanding the other provisions of this Section 4.6, the parties agree that a non-breaching party may seek relief in a court of competent jurisdiction for the purposes of seeking equitable relief hereunder, and that such remedies shall not be deemed to be exclusive remedies for a violation of the terms of this Agreement but shall be in addition to all other remedies available to the non-breaching party at law or in equity.

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(d) In any action, arbitration or other proceeding by which one party either seeks to enforce its rights under this Agreement or seeks a declaration of any rights or obligations under this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, and subject to Section 4.6(a), reasonable costs and expenses incurred to resolve such dispute and to enforce any final judgment.

(e) No remedy conferred on either party by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of one or more remedies by a party will not constitute a waiver of the right to pursue other available remedies.

4.7 Interpretation. Titles and headings of sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement. No provision of this Agreement shall be construed in favor of or against any party by reason of the extent to which the party or the party’s counsel participated in the drafting hereof.

4.8 Assignment. This Agreement and the rights, duties, and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party. Any assignment or delegation of rights, duties, or obligations hereunder made without the prior written consent of the other party shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 4.8, the Company may assign or delegate its rights, duties and obligations hereunder to any person or entity controlling, controlled by, or under common control with the Company or any person or entity which acquires substantially all of the business or assets of the Company.

4.9 Successors and Assigns. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective permitted successors and assigns.

4.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Signatures on this Agreement may be communicated by facsimile or PDF transmission and shall be binding upon the parties transmitting the same.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.

Effective Date:	Company
AutoWeb, Inc.

By:
Glenn E. Fuller
EVP, Chief Legal and Administrative Officer and Secretary

“Consultant”

Kimberly Boren

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Exhibit A
Consulting Services Schedule

Consultant Name: Kimberly Boren

Consultant Contact Information
for Notice Purposes: Kimberly Boren
                                   [Personal Residence Information Redacted]

Consulting Services: Consultant will make herself available on an as-needed basis (subject to reasonable notice and at reasonable times not interfering with Consultant’s employment with her new employer), to provide, and will provide, transition support services for the Company’s accounting, banking, financial, governmental reporting, finance, strategic transactions modeling and investor relation functions.

Consulting Time: The Company and Consultant shall agree in advance upon the number of hours to be spent by Consultant in the performance of the Consulting Services, which agreement may be in the form of a “not to exceed” number of hours during weekly or monthly periods or hours specified for individual projects. In no event shall Consultant exceed the agreed upon hours without Company’s prior written approval.

The Company and Consultant shall agree in advance upon the number of hours to be spent by Consultant in the performance of the Consulting Services, which agreement may be in the form of a “not to exceed” number of hours during weekly or monthly periods or hours specified for individual projects. In no event shall Consultant be required or permitted to perform services under this Agreement at a level during any monthly period that is greater than twenty percent (20%) of the average level of service that Consultant performed for the Company during the 36- month period immediately preceding the Termination Date. The parties acknowledge that during the 36-month period immediately preceding the Termination Date, Consultant worked an average of approximately 50 hours per week for the Company.

Consulting Consideration: As consideration for the performance of the commitments and obligations made by Consultant in this Agreement, the Company and Consultant agree as follows:

1. Stock Options.

(a) Vesting Any of the stock options to purchase common stock of the Company listed below that were awarded to Consultant during Consultant’s employment by the Company (“Employment Stock Options”) will continue to vest in accordance with their normal vesting schedules set forth in the applicable stock option award agreements during the Consulting Term. Any Employment Stock Options that remain unvested at the end of the Consulting Term shall terminate and be cancelled at that time, and in no event shall any Employment Stock Options vest if such Employment Stock Options would have vested after the end of the Consulting Term. Notwithstanding any provisions in the applicable stock option award agreements for the Employment Stock Options to the contrary, the vesting of Employment Stock Options shall not be accelerated if any acceleration event provided for in the applicable stock option award agreements occurs during the Consulting Term; provided, however, that if the acceleration event is a change in control (as defined for purposes of the stock option award agreements) of the Company, then the vesting of any unvested Employment Stock Options shall be accelerated to the extent and as provided in the applicable stock option award agreements. In no event shall any Employee Stock Options vest (whether in accordance with their normal vesting schedule or by reason of the limited acceleration of vesting set forth above) after the original expiration dates of the Employee Stock Options set forth in the applicable stock option award agreements for the Employment Stock Options.

(b) Post-Termination of Employment Exerise Periods. Any post-employment termination exercise periods for Employment Stock Options that are vested as of the end of the Consulting Term shall be tolled during the Consulting Term and shall not commence running until the end of the Consulting Term; provided, however, that in no event will the post-termination exercise periods extend beyond the original expiration dates of the Employee Stock Options set forth in the applicable stock option award agreements for such Employee Stock Options.

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(c) Amendments to Award Agreements. The applicable provisions of the stock option award agreements for the Employee Stock Options are hereby amended to implement the vesting continuation and limited vesting acceleration set forth in clause (a) of this paragraph 1 and the tolling of the post-termination exercise periods set forth in clause (b) of this paragraph 1.

Plan Name	Grant Date	Grant Price	Original Options Granted	Options Vested as of Employment Termination Date	Options Unvested as of Employment Termination Date	Original Post- Termination of Employment Exercise Window	Original Expiration Date
12/7/11 NQ $0.76 10IP	12/7/2011	$3.80	10,000	10,000 Covered under Rule 10b5-1 Plan	0	May exercise vested options for a period of 90 days	12/7/2018
04/26/2010 NQ $0.79 06IP	4/26/2010	$3.95	5,000	5,000	0	May exercise vested options for a period of 90 days	4/23/2020
1/10/12 NQ $0.78 10IP Performance	1/10/2012	$3.90	12,340	12,340	0	May exercise vested options for a period of 90 days	1/10/2019
1/24/13 NQ $4.00 10IP Performance	1/24/2013	$4.00	6,875	6,875	0	May exercise vested options for a period of 90 days	1/24/2020
3/17/14 NQ $14.32 10IP	3/17/2014	$14.32	7,400	7,400	0	May exercise vested options for a period of 90 days	3/17/2021
1/21/15 NQ $9.10 2014IP	1/21/2015	$9.10	20,000	20,000	0	May exercise vested options for a period of 90 days	1/21/2022
1/23/15 NQ $10.20 2014IP	1/23/2015	$10.20	15,000	15,000	0	May exercise vested options for a period of 90 days	1/23/2022
5/18/15 NQ $13.22 2014IP	5/18/2015	$13.22	6,000	5,668	332	May exercise vested options for a period of 90 days	5/18/2022
7/15/16 NQ $14.41 2014 AR IP	7/15/2016	$14.41	30,000	16,672	13,328	May exercise vested options for a period of 90 days	7/15/2023
01/26/17 NQ $13.81 2014 AR IP	1/26/2017	$13.81	20,000	7,790	12,210	May exercise vested options for a period of 90 days	1/26/2024

2. Restricted Shares.

(a) Lapsing of Forfeiture Restrictions. Consultant was awarded 40,000 shares of restricted stock on September 27, 2017 (“Restricted Shares”). The forfeiture restrictions set forth in the award agreement for the Restricted Shares lapse as to one-third (1/3rd) of the Restricted Shares each anniversary of the award date over three years. The forfeiture restrictions will continue to lapse in accordance with their normal lapse schedule set forth in the restricted stock award agreement for the Restricted Shares during the Consulting Term, such that, provided this Agreement has not been terminated by either party in accordance with Section 1.2 prior to September 27, 2018, the forfeiture restrictions on the first one-third (1/3rd) of the Restricted Shares (13,333 shares) shall lapse as of September 27, 2018, and all other Restricted Shares shall terminate and be cancelled as of the end of the Consulting Term, absent any acceleration of the lapsing of the forfeiture restrictions as provided in clause (b) below prior to the end of the Consulting Term. In no event shall the forfeiture restrictions for any Restricted Shares lapse after the end of the Consulting Term, and all Restricted Shares that remain subject to forfeiture restrictions as of the end of the Consulting Term shall be terminated and cancelled as of the end of the Consulting Term.

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(b) Acceleration of Lapsing. Notwithstanding any provisions in the Restricted Shares award agreement to the contrary, the lapsing of the forfeiture restrictions for the Restricted Shares shall not be accelerated if any acceleration event provided for in the Restricted Shares award agreement occurs during the Consulting Term; provided, however, that if the acceleration event is a change in control (as defined for purposes of the Restricted Shares award agreement) of the Company, then the lapsing of the forfeiture restrictions shall be accelerated for any Restricted Shares that are at the time still subject to forfeiture restrictions to the extent and as provided in the Restricted Shares award agreement.

(c) Amendment to Restricted Shares Award Agreement. The applicable provisions of the Restricted Shares award agreement are hereby amended to implement the forfeiture restrictions lapsing continuation set forth in clause (a) of this paragraph 2 and the limited acceleration of the forfeiture lapsing provisions set forth in clause (b) of this paragraph 2.

Consultant acknowledges that Consultant shall continue to be governed by and subject to the Company’s Securities Trading Policy during the Consulting Term.

Company Equipment and Use and Access to Company Systems

During the Term, the Company, in its discretion, may make available to Consultant a Company-standard laptop computer for use in providing the Consulting Services, and the availability and use of the Company laptop computer is not a condition or requirement for Consultant’s performance of the Consulting Services. All such Company equipment shall be returned to the Company at the end of the Consulting Term or at any time prior to the end of the Consulting Terms upon request by the Company. Consultant agrees that Consultant will comply with all Company policies and procedures regarding the use of Company equipment and systems as if Consultant were employed by the Company.

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